SOUTH CAROLINA MUNICIPALS PORTFOLIO
               (formerly called South Carolina Tax Free Portfolio)

                        AMENDMENT TO DECLARATION OF TRUST

                                 January 1, 1996

         AMENDMENT, made January 1, 1996 to the Declaration of Trust made May 1, 1992, as amended June 13, 1994, (hereinafter called the "Declaration") of South Carolina Tax Free Portfolio, a New York trust (hereinafter called the "Trust") by the undersigned, being at least a majority of the Trustees of the Trust in office on January 1, 1996.

         WHEREAS, Section 10.4 of Article X of the Declaration empowers a majority of the Trustees of the Trust to amend the Declaration without the vote or consent of Holders to change the name of the Trust;


         NOW,  THEREFORE,   the  undersigned   Trustees,  do  hereby  amend  the
Declaration in the following manner:


         1. The caption at the head of the Declaration is hereby amended to read as follows:

                       SOUTH CAROLINA MUNICIPALS PORTFOLIO


         2. Section 1.1 of Article I of the Declaration is hereby amended to read as follows:

                                    ARTICLE I

         1.1. Name. The name of the trust created hereby (the "Trust") shall be South Carolina Municipals Portfolio and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, employees, agents or independent contractors of the Trust or holders of interests in the Trust.

         IN WITNESS WHEREOF, the undersigned Trustees have executed this instrument this 1st day of January, 1996.

/s/  Donald R. Dwight                        /s/  Norton H. Reamer
___________________________                  ___________________________
     Donald R. Dwight                             Norton H. Reamer

/s/  James B. Hawkes                         /s/  John L. Thorndike
_________________________                    ___________________________
James B. Hawkes                              John L. Thorndike

/s/  Samuel L. Hayes, III                    /s/  Jack L. Treynor
_________________________                    ____________________________
Samuel L. Hayes, III                         Jack L. Treynor